UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 27, 2005

Central Pacific Financial Corp.

(Exact name of registrant as specified in its charter)

Hawaii	0-10777	99-0212597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 South King Street, Honolulu, Hawaii		96813
(Address of principal executive offices)		(Zip Code)

(808) 544-0500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors (the “Board”) of Central Pacific Financial Corp. (the “Company”) has adopted an amendment to Section 14 of Article III of the Bylaws of the Company, the effective date of which is July 27, 2005 (the “Amendment”).

Article III, Section 14 (Board Composition) as existing prior to the Amendment provided that: (a) until the third anniversary of the effective time of the merger (“Effective Time”) between the Company and CB Bancshares, Inc. (“CB”) (i) the ratio of continuing Company directors and continuing CB directors be maintained at 9 to 6 for the entire Board of the Company, and at 3 to 2 for each of the three staggered classes of directors, (ii) vacancies created by cessation of service of a continuing Company director or a continuing CB director shall be filled by nominees selected by a majority of the remaining continuing Company directors or continuing CB directors, respectively; (b) until the second anniversary of the Effective Time, the removal of Ronald K. Migita as Chairman of the Board shall require the affirmative vote of at least 80% of the entire Board; and (c) any modification to the provisions of, and the adoption of any bylaw provision inconsistent with Section 14 or the first paragraph of Section 1 of Article III of the Bylaws shall require the vote of at least 80% of the entire Board. The Effective Time was September 15, 2004.

The Amendment deletes Section 14  of Article III of the Bylaws in its entirety and replaces it with a new Section 14 which reads as follows:

“ Section 14. Until the second anniversary of the effective time of the merger between the Corporation and CB Bancshares, Inc., the removal of Ronald K. Migita from the position of Chairman of the Board shall require the affirmative vote of at least 80% of the entire Board of Directors.”

Item 9.01.  Financial Statements and Exhibits

(c) The following Exhibit is filed herewith:

Exhibit No.	Description

3.1	Amendment to Bylaws adopted July 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: July 28, 2005

/s/ Clint Arnoldus
Clint Arnoldus
Chief Executive Officer

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED JULY 27, 2005

Exhibit	Description

3.1	Amendment to Bylaws adopted July 27, 2005